UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

FULLCIRCLE REGISTRY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-51918	87-0653761
(State of or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

161 Alpine Drive, Shelbyville, Kentucky	40065
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 410-4500

_____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 1, 2011, FullCircle Registry, Inc. (the “Company”) engaged RMJ Consulting LLC (“Consultant”), an independent contractor, to provide investor relations and consulting services. Consultant will assist the Company with its efforts towards enhancing investor awareness, corporate communications and overall shareholder support.

In consideration for these services, Consultant has agreed to be compensated with restricted stock of the Company. The Company has agreed to immediately issue 250,000 shares of class A common stock at an issue price of  $.05 per share.  Consultant has the opportunity to receive additional shares in the future if certain performance targets are achieved.

The engagement runs for a period of six months commencing August 1, 2011 and is renewable at the discretion of the Company.

Item 8.01. Other Events.

Norman L. Frohreich, President and CEO of the Company, issued a press release announcing the foregoing engagement with Consultant.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULLCIRCLE REGISTRY, INC.

Dated: August 4, 2011	By:	/s/ Norman L. Frohreich
Norman L. Frohreich
	Its:	President and CEO